UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 5, 2005

CUTTER & BUCK INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	0-26608	91-1474587

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

701 N. 34TH STREET, SUITE 400, SEATTLE, WASHINGTON 98103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 622-4191

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 5, 2005, the Compensation Committee of the Board of Directors of Cutter & Buck Inc. (the “Company”) approved the following executive compensation actions relative to the Company’s Named Executive Officers (as defined in Regulation S-K item 402(a)(3)), including bonus payments for fiscal year ending April 30, 2005 (“Fiscal Year 2005”) and bonus targets that may be earned during the fiscal year ending April 30, 2006 (“Fiscal Year 2006”) based upon the achievement of pre-established Company financial objectives and personal performance objectives:

Named Executive Officer	Fiscal Year 2005 Bonus	Fiscal Year 2006 Bonus Targets as a % of Base Salary	Bonus Measures for Fiscal Year 2006
John T. Wyatt President and CEO	$75,000	20-60%	Individual performance and Company financial performance
Ernest R. Johnson Chief Financial Officer	$35,000	20-60%	Individual performance and Company financial performance
William B. Swint Chief Operations Officer	$0	20-60%	Individual performance and Company financial performance
Theresa S. Treat Vice President Human Resources Group	$10,000	20-60%	Individual performance and Company financial performance
Tom Danowski Vice President Marketing Group	$5,000	20-60%	Individual performance and Company financial performance

The Compensation Committee also approved amendments to the terms of Mr. Wyatt’s employment agreement with Cutter & Buck, which was previously filed with the SEC as an exhibit to the Company’s Form 8-K filed on December 14, 2004, to (i) increase the maximum amount of temporary living quarters expenses reimbursable by Cutter & Buck to Mr. Wyatt from $2,500 per month to $4,980 per month, effective retroactively from December 11, 2004, and (ii) extend the period for which Mr. Wyatt would be entitled to those reimbursements until the earlier of February 2006 or when Mr. Wyatt secures permanent housing. In connection with these reimbursement payments for temporary living quarters, Mr. Wyatt will be entitled to receive an additional tax gross-up payment from Cutter & Buck so that on a net after-tax basis, the result to Mr. Wyatt would be the same as if all federal, state and local income taxes, had not been imposed on the reimbursement payments.

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 6, 2005, Cutter & Buck Inc. issued a press release announcing the following:  (a) its financial results for the fourth quarter and fiscal year ended April 30, 2005; (b) the declaration of a quarterly dividend of $0.07 per share, payable on August 2, 2005 to shareholders of record on July 19, 2005; (c) the declaration of a special cash dividend of $1.34 per share payable on November 2, 2005 to shareholders of record on November 16, 2005, with such dividend subject to shareholder approval of stock plan amendments the Company plans to propose at its next annual meeting, and (d) an increase in the stock repurchase program to provide a total of $10 million (including the approximately $1.8 million remaining from the initial $6 million share repurchase authorization) for share repurchases at times and prices that management deems advantageous to the shareholders of the company.  A copy of the press release is furnished as Exhibit 99.1 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

ITEM 7.01. REGULATION FD DISCLOSURE

On July 6, 2005, Cutter & Buck Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended April 30, 2005, the declaration of a quarterly dividend, the declaration of a special cash dividend subject to shareholder approval of stock plan amendments at the annual meeting, and an increase in the stock repurchase program.  The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

99.1                         Press Release dated July 6, 2005, furnished pursuant to Items 2.02 and 7.01 of this Form 8-K announcing financial results for the fourth quarter and fiscal year ended April 30, 2005, the declaration of a quarterly dividend, the declaration of a special cash dividend, and an increase in the stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTTER & BUCK INC.

	By:	/s/ John T. Wyatt
John T. Wyatt
President and Chief Executive Officer

Dated: July 7, 2005

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1

Press Release dated July 6, 2005, furnished pursuant to Item 2.02 and 7.01 of this Form 8-K announcing financial results for the fourth quarter and fiscal year ended April 30, 2005, the declaration of a quarterly dividend, the declaration of a special cash dividend, and the increase in the stock repurchase program.